Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147274) of our report dated March 28, 2008 relating to our audits of the consolidated financial statements and financial statement schedule of American Public Education, Inc. as of December 31, 2007, which are included in the annual report on Form 10-K for the year ended December 31, 2007.
/s/ McGladrey & Pullen, LLP
Vienna, Virginia
March 28, 2008